Exhibit 5.1

Opinion of Downey Brand, LLP

Downey Brand LLP
100 W. Liberty St., Suite 900
Reno, NV 89501
775.329.5900 Main
downeybrand.com

March 30, 2016

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Re:	Registration Statement of Intellinetics, Inc., on Form S-1, filed with the United States Securities and Exchange Commission (the “Commission”) on or about this date (the “Registration Statement”)

Ladies and Gentlemen:

We are acting as special Nevada counsel for Intellinetics, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 14,230,117 shares of common stock, par value $0.001 per share, of the Company, of which (a) an aggregate of 3,333,332 shares of common stock (the “Private Placement Shares”) were issued to the selling shareholders in a private placement of securities completed on December 29, 2015, December 31, 2015, and January 25, 2016 (the “Private Placement”), (b) an aggregate of 5,768,855 shares of common stock (the “Note Exchange Shares”) were issued to the selling shareholders in a private placement of securities, involving an exchange of outstanding convertible notes, completed on December 31, 2015, and January 6, 2016 (the “Note Exchange”), (c) up to 4,770,786 shares of common stock (the “Warrant Shares”) are issuable upon exercise of warrants (the “Warrants”) of which (i) warrants to purchase 910,216 shares of common stock were issued to the placement agent in connection with both the Private Placement and the Note Exchange, (ii) and warrants to purchase 1,666,666 shares of common stock were issued to investors on December 29, 2015, December 31, 2015, and January 25, 2016, in connection with the Private Placement, and (iii) warrants to purchase 2,193,904 shares of common stock were issued to investors on December 31, 2015 and January 6, 2016, in connection with the Note Exchange, and (d) 357,144 shares of common stock were issued on September 29, 2014, as payment to five service providers (the “Service Provider Shares”), all of which shares of the Company’s common stock are to be offered and sold under the Registration Statement by certain selling shareholders as set forth in the Registration Statement and the Prospectus included therein.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We have examined originals or copies of each of the documents listed below:

1.	Certificate of Existence with Status in Good Standing relating to the Company, issued by the Nevada Secretary of State.

2.	The Articles of Incorporation of the Company, and all amendments thereto, certified in the Officers’ Certificate (as hereinafter defined).

3.	The Bylaws of the Company, and all amendments thereto, certified in the Officers’ Certificate.

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4.	Resolutions of the Board of Directors of the Company, dated December 11, 2015 and March 28, 2016, relating to the: (a) issuance and registration of the Private Placement Shares; (b) issuance and registration of the Note Exchange Shares; and (c) issuance of the Warrants and registration of the Warrant Shares.

5.	Minutes of a Meeting of the Board of Directors of the Company, dated May 15, 2014, Minutes of a Meeting of the Board of Directors of the Company, dated August 6, 2014, and Resolutions of the Board of Directors of the Company, dated March 28, 2016, relating to the issuance and registration of the Service Provider Shares.

6.	The Registration Statement.

7.	A certificate of officers of the Company in the form attached to this letter (but deleting the exhibits thereto) as Exhibit A (the “Officers’ Certificate”).

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the foregoing documents.

We have also examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon the foregoing, and subject to the following, it is our opinion that:

1.	The Private Placement Shares, the Note Exchange Shares, and the Service Provider Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

2.	The Warrant Shares, issuable upon exercise of the Warrants in accordance with the terms of each such Warrant, will be duly authorized, validly issued, fully paid and non-assessable, so long as, at the time of issuance, (a) the Company has sufficient shares of its authorized common stock available for issuance, and (b) the certificates representing the Warrant Shares conform to the specimen thereof examined by us and have been properly executed in accordance with Nevada law.

This opinion letter is intended solely for use in connection with the filing of the Registration Statement and any amendments thereto, relating to the registration and offering of the Private Placement Shares, the Note Exchange Shares, the Service Provider Shares, and the Warrant Shares as described in the Registration Statement.

We are qualified to practice law in the State of Nevada. The opinions set forth herein is expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

This opinion is issued in the State of Nevada. By issuing this opinion, Downey Brand LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinion expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement (and any amendments thereto) and to the reference to our firm contained under the heading “Legal Matters.” This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Downey Brand LLP

Downey Brand LLP

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EXHIBIT A

OFFICERS’ CERTIFICATE

INTELLINETICS, INC., A NEVADA CORPORATION

A. Michael Chretien and Matthew L. Chretien each hereby certify as follows:

1.    Matthew L. Chretien is the duly elected, qualified, and acting President and Treasurer of Intellinetics, Inc., a Nevada corporation (“Company”).

2.    A. Michael Chretien is the duly elected, qualified, and acting Secretary of the Company.

3.    We have had access to the corporate and other records of the Company and, during all relevant times, have been in a position to have knowledge of the matters certified herein.

4.   The officers and directors acting on behalf of the Company were duly elected, appointed and incumbent in their offices or directorships at the time of all relevant actions and at all relevant times thereafter.

5.    Attached hereto as Exhibit A is a true, correct and complete copy of the articles of incorporation of the Company, including all amendments thereto. Such articles of incorporation, as amended, are in full force and effect and have not been amended, modified or repealed.

6.    Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws of the Company, adopted on July 21, 2000. Such bylaws are in full force and effect have not been amended, modified or repealed.

7.    Attached hereto as Exhibit C are true, correct and complete copies of resolutions of the Company’s board of directors adopted on December 11, 2015 and March 28, 2016. Such resolutions have not been amended or repealed, are in full force and effect and are the only resolutions dealing with the subject matter thereof.

8.    Attached hereto as Exhibit D are true, correct and complete copies of Minutes of a Meeting of the Board of Directors of the Company, dated May 15, 2014 and Minutes of a Meeting of the Board of Directors of the Company, dated August 6, 2014. The actions taken at such meetings related to the Service Provider Shares have not been amended or repealed, are in full force and effect and are the only meeting minutes dealing with the Service Provider Shares.

9.    On September 29, 2014, December 29, 2015, December 31, 2015, January 6, 2015, and January 25, 2016, there were, respectively, at least 37,000,000, 33,000,000, 29,000,000, 28,500,000, and 27,000,000 shares of the Company’s common stock available for issuance from the Company’s authorized common stock, not including the shares of the Company’s common stock issued on those dates.

10.   The Company has received full payment in cash or other property or services for all of its issued and outstanding shares of common stock, as required by the Company’s board of directors, which consideration has been determined by the Board of Directors to be full and adequate.

11.   Attached hereto as Exhibit E is a sample stock certificate substantially similar in all material respects to the certificates issued to purchasers of the Company’s common stock issued pursuant to the board of director’s resolutions and meeting minutes referenced in numbers 6 and 7, above.

In witness whereof, the undersigned hereunto sets their hand this 30th day of March, 2016.

/s/ Matthew L. Chretien
Matthew L. Chretien, President and Treasurer

/s/ A. Michael Chretien
A. Michael Chretien, Secretary

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